               UNITED STATES

     SECURITIES and EXCHANGE COMMISSION

     WASHINGTON, D.C. 20549

      FORM 8-K/A

(Amendment No. 1)

     Current Report Pursuant to Section 13 or 15(d) of the
     Securities Exchange Act of 1934

     Date of Report (Date of Earliest Event Reported):

     July 2, 2008

     Tengasco, Inc.
     (Exact Name of Registrant as specified in its charter)

     Commission File Number 1-15555

Tennessee                          87-0267438
(State or other jurisdiction of (I.R.S. Employer Identification No.)
incorporation or organization)

     10215 Technology Drive N.W., Suite 301, Knoxville, Tennessee 37932
     (Address of Principal Executive Office

     (865) 675-1554

     (Registrant's Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

     This Current Report together with the Exhibits thereto which are incorporated by reference into this Report contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” or “predicts” or the negative of these terms or other comparable terminology. These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our actual results or performance to be materially different from any future results or performance expressed or implied by these forward-looking statements.

     We cannot guarantee future results or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

Item 2.01 Completion of Acquisition or Disposition of Assets

On July 2, 2008, Tengasco, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial Form 8-K”) reporting its acquisition from Black Diamond Oil, Inc. of certain producing properties and related leases and equipment located in Rooks County, Kansas for $5.35 million. This Amendment No. 1 to the Initial 8-K amends and supplements the Initial 8-K to include the pro forma financial information required by Item 9.01(b) of Form 8-K.

Item 9.01 Financial Statements and Exhibits

(b)	Pro forma Financial Information

The required pro forma financial information is contained in Exhibit 99.2 to this Report, which is incorporated herein by reference.

(d)	Exhibits

Exhibit Number	Description
10.1

Assignment of Leases from Black Diamond Oil, Inc. to Tengasco, Inc. (Incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 filed on August 11, 2008)

99.1	Press Release dated July 2, 2008 (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K dated and filed on July 2, 2008)
99.2	Financial Forecast as a result of the Company’s acquisition of assets from Black Diamond Oil Inc.

Exhibit 99.2

Financial Forecast

The Company forecasts the following financial results of the Company’s acquisition of certain producing properties from Black Diamond Oil, Inc. assets for the twelve month period following July 1, 2008, the effective date of the acquisition. Based upon the production rates of the acquired properties experienced by the Company since the acquisition, and the projected rates of production from all of these properties for the twelve month period ending June 30, 2009, the Company anticipates that net revenues to the Company’s working interest, after payment of operating expenses, assuming a level uniform purchase price of crude oil as set out below, will be as follows.

Assumptions:	$80/Bbl. Oil Price	$100 Oil Price	$110/Bbl Oil Price
Annual Undiscounted Cash Flow (after operating expenses) from Company’s Interest in Production in assets acquired from Black Diamond Oil, Inc., for the period July 1, 2008 through June 30, 2009	$1,085,200	$1,509,200	$1,721,300

It should be noted that the above figures do not include the value, if any, of increased production from any workovers or polymer treatments that have not been performed as of the date of this amended report. It should also be noted that the market price of crude oil is not expected to remain steady but it is anticipated that the price will vary for numerous factors throughout the period described here. As a consequence of such expected variability, the Company’s revenues from production may be higher or lower for the period covered by this financial forecast than any of the indicated revenues.

     SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: September 10, 2008
                                   Tengasco, Inc.

                                   By: s/Jeffrey R. Bailey

                                    Jeffrey R. Bailey,
                                    Chief Executive Officer